UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 28, 2016 (September 26, 2016)

GLORYWIN ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55100	27-3369810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20/F, AIA Tower, Nos 251A-301

Avenida Commercial de Macau, Macau
(Address of principal executive offices)

+853 8294-2333
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2016, Glorywin Entertainment Group Inc., a Nevada Corporation (the “Company”) entered into a Sale and Purchase Agreement (the “Agreement”) with Mr. Ze Wu Xuan, the 100% beneficiary owner of Top Honesty Biomass Sdn Bhd (“THBSB”), a Malaysian company, to acquire all of the outstanding capital stock of THBSB in exchange for the issuance to Mr. Xuan of an aggregate of 51,200,000 shares of the Company’s common stock (the “Acquisition”). The 51,200,000 shares will be issued after all of the outstanding capital stock of THBSB has been successfully transferred to the Company or the Company’s subsidiary (the “Effective Date”).

The foregoing description of the Sale and Purchase Agreement does not purport to be complete and is qualified in its entirety by the Sale and Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On September 26, 2016, the Company agreed to issue an aggregate of 51,200,000 shares of the Company’s Common Stock to Mr. Xuan to acquire THBSB. The issuance of the shares was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof on the basis that the transaction did not involve a public offering. The 51,200,000 shares will be issued after all of the outstanding capital stock of THBSB has been successfully transferred to the Company or the Company’s subsidiary. The shares are subject to restrictions on resale pursuant to Commission Rule 144 under the Securities Act.

Item 5.01 Change In Control of Registrant

The transaction described under Item 1.01 will result in Mr. Xuan, on the Effective Date, owning an aggregate of 51,200,000 shares, or approximately 50.15% of the issued and outstanding shares of the Company’s common stock and 50.15% total voting power of all outstanding voting securities, resulting in a change of control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2016, Mr. Wen Wei Wu tendered his resignation as Chairman and Non-Executive Director, effective as of such date. The Board of Directors of the Company accepted Mr. Wu’s resignation on September 26, 2016. His resignation was not the result of any disagreement with the Company on any matter relating to its operation, or practices.

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On September 26, 2016, the Board of Directors appointed Mr. Ze Wu Xuan as the Company’s Chairman and Non-Executive Director to fill in the vacancy created by Mr Wei’s resignation, effective September 26, 2016.

Mr. Xuan has been serving as the Company’s Deputy Chairman and Managing Director since July 2016. He has been the managing director and sole shareholder of Profit Income International Limited, a company incorporated in Hong Kong since 2012. He also has been the General Manager and shareholder of Shen Zhen Shi Ying Mei Fashion Limited, a company incorporated in China, since 2001. He has over 10 year’s experiences in businesses and management. After appointed as the Chairman and Managing Director, Mr. Xuan will providing leadership to the company, ensuring that the Board is effective, has the right balance of diversity, skills, experience and independence.

There are no understandings or arrangements between Mr. Xuan and any other person pursuant to which Mr. Xuan was selected as the Company’s Chairman and Non-Executive Director. There is no family relationship between Mr. Xuan with any of our other officers and directors, or person nominated or chosen by the Company to become an officer or director. Mr. Xuan has not had any transaction with us since the beginning of our last fiscal year.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As a result of the acquisition described in Item 1.01 above, on September 26, 2016, the Board issued a resolution to amend its Articles of Incorporation to change the name from “Glorywin Entertainment Group Inc.” to “Top Honesty Group Inc.”, subject to the shareholders’ approval. On September 26, 2016, the record holder of 51,200,000 shares of the Company’s common stock, equivalent to 56.97% of our then issued and outstanding shares of common stock, the sole class of our voting securities, adopted and approved the amendment to the Articles of Incorporation by written consent in lieu of a meeting. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the amendment to the Company’s Articles of Incorporation will not be effective until at least 20 calendar days after mailing the definitive information statement to the Company’s shareholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Sale and Purchase Agreement dated September 26, 2016

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORYWIN ENTERTAINMENT GROUP INC.

Date: September 28, 2016	By:	/s/ Eng Wah Kung
Eng Wah Kung
Chief Executive Officer

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